EXHIBIT 99.1

Classover Reports Record Third Quarter Results, Delivering Profitability and Accelerating AI Tutor and Digital Asset Strategy

New York, NY – November 13, 2025 — Classover Holdings Inc. (Nasdaq: KIDZ, KIDZW) (“Classover” or the “Company”), a leading provider in K-12 educational AI, today announced its unaudited financial results for the quarter ended September 30, 2025.

Third Quarter 2025 Highlights

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Revenue: $1.29 million in the third quarter of 2025, representing an increase of 77.4% from the quarter ended June 30, 2025 of $0.73 million and 31.5% increase from the prior year quarter of $0.98 million.

•	Net Income: $2.52 million in the third quarter of 2025, marking a significant improvement from a net loss of $0.18 million in the prior year quarter and $3.87 million in the second quarter of 2025.
•	Gross Margin: 70% representing an increase from 55% in the prior year quarter and 44% in the second quarter of 2025

Balance Sheet Strength and Digital Asset Position

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Total cash and digital assets holdings (mostly unlocked Solana tokens) stood at approximately $15 million as of September 30, 2025, equating to approximately $0.55 per share based on 28,028,532 shares issued and outstanding as of November 11, 2025.

•	$3,342,651 fair value gain from Classover’s Solana-based digital treasury as of September 30, 2025.

The Company believes this strong balance sheet and liquidity position provides the Company with ample flexibility to fund long-term AI innovation, product development, and global expansion initiatives.

Operational and Strategic Progress

AI Tutor Agent Development

During the quarter, Classover continued to advance its flagship AI Tutor initiative — a next-generation intelligent learning system designed to deliver adaptive, emotionally aware, and high-engagement instruction. The Company achieved the following key milestones across research, engineering, and development:

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Appointed Xin Huang, former researcher at Microsoft Research Asia (MSRA), as Senior AI Advisor, and Dr. Youcai Yang of the Yale Child Study Center as AI Tutor Advisor, strengthening expertise in multimodal cognition and emotion-aware learning.

•	Expanded partnership with MiniMax to further enhance real-time conversational intelligence, leveraging advanced speech and reasoning models to simulate human-like teaching and feedback.
•	Maintained an on-schedule development roadmap, with the AI Tutor beta achieving strong retention, engagement, and accuracy in internal testing.

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Digital Asset and Treasury Strategy

Classover’s Solana-based digital treasury continues to be a cornerstone of its capital efficiency strategy, serving as both a liquidity reserve and a strategic funding engine for innovation.  The following are several highlights of this strategy:

•	Increased Solana holdings to 58,142 SOL as of November 11, 2025, reinforcing exposure to one of the fastest, most energy-efficient blockchains aligned with Classover’s on-chain ecosystem initiatives.
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Entered into a strategic partnership with Paimon Finance, a portfolio company of YZi Labs (formerly Binance Labs), to jointly explore Real-World-Asset (RWA) tokenization and blockchain-based educational credentialing.

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Expanded the practical utility of digital assets by beginning to accept Solana (SOL) as a form of payment for selected Classover programs and services — a step that broadens accessibility, enhances international reach, and integrates blockchain transactions directly into the Company’s ecosystem.

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Enhanced validator participation and staking operations to optimize yield, strengthen on-chain engagement, and diversify digital asset returns, while maintaining strict custody, compliance, and accounting controls.

Classover views its digital asset program as a long-term enabler of innovation, aligning blockchain liquidity with capital-efficient product development. By linking real-world educational activity with on-chain transactions, the Company aims to build a self-sustaining digital learning economy that supports growth, transparency, and community participation.

M&A and Strategic Investment Outlook

In addition to organic growth, Classover is actively evaluating strategic acquisition and investment opportunities across the AI education, Web3 infrastructure, and digital asset management sectors.

The Company’s goal is to selectively acquire or partner with businesses that:

•	Accelerate the commercialization and scalability of the AI Tutor platform;
•	Strengthen its AI data, computing, and model integration capabilities;
•	Expand its global footprint in the education and learning technology ecosystem; and
•	Complement its Web3 treasury strategy through synergistic blockchain or RWA initiatives.

With its strengthened balance sheet and capital-efficient structure, Classover believes it is well-positioned to pursue bolt-on acquisitions and strategic investments that enhance shareholder value and accelerate long-term growth.

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Management Commentary

“The third quarter of 2025 marks a pivotal quarter for Classover — our first full quarter as a publicly listed company and what we believe is a clear demonstration of the strength of our hybrid AI and Web3 business model,” said Stephanie Luo, Classover’s Founder and CEO.

“We are building a company designed for scalability, where AI innovation is matched with financial discipline and Web3 liquidity. This model allows us to fund innovation dynamically while maintaining sustainable profitability and shareholder value.”

Looking Ahead

Classover remains focused on:

•	Advancing commercialization of its AI Tutor product in 2026.
•	Expanding its AI learning ecosystem through partnerships with AI model providers, educators, AI data centers, and/or blockchain infrastructure firms.
•	Continuing to optimize operations for profitable, capital-light growth while prudently managing its Web3 treasury.
•	Increasing SOL holdings and expanding its digital treasury strategy through the Company’s existing equity purchase facility, strengthening its financial flexibility.
•	Pursuing strategic M&A and investment opportunities that support the Company’s technology, market, and capital objectives.

The Company believes that its combination of AI innovation, blockchain integration, and capital efficiency positions it for sustained growth and long-term shareholder value creation.

About Classover

Classover Holdings Inc. (Nasdaq: KIDZ) is a technology-driven education company focused on developing artificial intelligence–powered learning systems for the K-12 and broader education markets. The Company’s platform is designed to enhance learning accessibility, personalization, and efficiency through the application of advanced AI technologies. Classover is headquartered in New York, with operations supporting students and educators globally.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; the risk that the price of SOL, which has historically been subject to dramatic price fluctuations and is highly volatile, could fall substantially negatively impacting Classover’s financial condition and results of operations; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; regulatory changes related to crypto assets; fluctuations in the price of crypto assets; risks related to the custody of crypto assets, including security risks; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Classover Holdings Inc.

ir@classover.com

800-345-9588

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